SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

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FORM 8-K
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CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

COMMISSION FILE NO.: 0-50441

Date of Report: April 27, 2010

CHINA DIGITAL ANIMATION DEVELOPMENT, INC.
(Exact name of registrant as specified in its charter)

New York	84-1275578
(State of other jurisdiction of	(IRS Employer
incorporation or organization	Identification No.)

15 West 39th Street, Suite 14B	10018
(Address of principal executive offices)	(Zip Code)

212-391-2688
(Registrant’s telephone number including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

□  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
□  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
□  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
□  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors

On April 27, 2010 the Board of Directors elected Shaoqiu Xia to serve as a member of the Board.  Information about Mr. Xia follows:

Shaoqiu Xia.  Since 1993 Mr. Xia has been employed as Deputy Secretary in the Government of the City of Harbin, China.  During the eight years immediately preceding his entry into government service, Mr. Xia was employed as President of Harbin Electrical and Mechanical Production Company.  Mr. Xia contributes to the Board his familiarity with business practices in China, in particular government regulation of business practices in China, as well as his familiarity with electronic manufacturing processes.  Mr. Xia currently also serves as a member of the Board of Directors of Advanced Battery Technologies, Inc., and a member of its Compensation Comimittee.  Mr. Xia was awarded a Bachelors Degree in Science in 1967 by the Shenyang Industrial University.  Mr. Xia is 63 years old.

China Digital entered into a Service Agreement with Mr. Xia.  The agreement provides that during his tenure on the Board, the Company will pay Mr. Xia 10,000 RMB per year.

Item 9.01	Financial Statements and Exhibits

Exhibits

10-a	Service Agreement dated April 28, 2010 between China Digital Animation Development, Inc. and Shaoqiu Xia.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

April 28, 2010	CHINA DIGITAL ANIMATION DEVELOPMENT, INC.
By /s/ Fu Qiang
Fu Qiang, Chief Executive Officer